                                                                    EXHIBIT 99.1


For Information:  Valerie L. Gerard - Director of Investor Relations
                  (973) 422-3284
                              OR
                  Yvette K. Rudich - Director of Corporate Communications
                  (973) 597-2095


CIT ANNOUNCES QUARTERLY RESULTS

o    NON-CASH GOODWILL IMPAIRMENT CHARGE OF $1.999 BILLION
o RESERVES STRENGTHENED BY $260 MILLION, INCLUDING $240 MILLION RELATED TO TELECOMMUNICATIONS AND ARGENTINE PORTFOLIOS
o    EARNINGS OF $167 MILLION, EXCLUDING GOODWILL IMPAIRMENT AND RESERVING
     ACTIONS
o    IPO COMPLETED, CREDIT RATINGS UPGRADED
o GREEN SHOE EXERCISED; PROCEEDS OF $255 MILLION TO FURTHER STRENGTHEN CAPITAL BASE

NEW YORK, JULY 23, 2002 - CIT Group Inc. (NYSE: CIT) today reported its results for the quarter ended June 30, 2002. Net loss for the quarter was $1,993.5 million including the following charges:

     (1) a $1,999.0 million goodwill impairment charge in accordance with SFAS 142, taking into account the initial public offering valuation of the company relative to the book value of goodwill recorded in conjunction with Tyco's acquisition of CIT. This charge does not impact CIT's total tangible capitalization, cash flow or revenues. Goodwill as of June 30, 2002 following the impairment charge was $384.4 million.

     (2) a $200.0 million pretax provision related to CIT's telecommunications portfolio, principally reflecting further weakness in the competitive local exchange carrier (CLEC) industry.

     (3) a $40.0 million pretax provision related to our Argentine portfolio. This provision is attributable to continued deterioration of the valuation of Argentine pesos relative to the U.S. dollar following the Argentine government's economic reforms adopted earlier this year, which forced conversion of dollar-denominated loans into pesos.

     (4) a $20 million pre-tax provision to bolster general reserves despite asset run-off during the quarter.

     Net income for the June 30, 2002 quarter, excluding the charges described above, was $166.7 million, as compared to $216.2 million in the March 2002 quarter prior to goodwill impairment and Argentine charges. This comparison reflects higher chargeoffs and increased borrowing costs associated with the disruption to our funding that began in the March 2002 quarter.

     The table below summarizes the reported financial results, reserving actions and resulting earnings:


(Dollars in millions)                  Quarters Ended       Nine Months Ended
                                          June 30,              June 30,
                                   ---------------------------------------------
                                      2002        2001       2002       2001
                                      ----        ----       ----       ----
GAAP net (loss)/ net income as
reported                           $(1,993.5)    $ (7.6)  $(6,109.9)   $ 312.6
      Add:
      Goodwill impairment            1,999.0         --     6,511.7         --
      Goodwill amortization               --       27.2          --       67.0
      Reserving actions and other
      charges(1)                       161.2      158.0       220.1      158.0
                                   ---------     ------   ---------    -------

Net income - before charges        $   166.7     $177.6   $   621.9    $ 537.6
                                   =========     ======   =========    =======

(1) Reported results from the quarter ended June 30, 2001 included special charges totaling $158.0 million after-tax, including costs relating to the Tyco acquisition.

     "This past quarter was a time of critical transition for CIT as we prepared to re-emerge as the largest publicly-traded independent commercial finance company. We devoted significant effort preparing for our recent IPO and maintaining liquidity for the business and at the same time focused on serving our customers and expense control. We're pleased the market endorsed our offering with demand for our shares that allowed a substantial portion of the underwriter's over-allotment option to be exercised, giving us $255 million of new capital," said Albert R. Gamper, Jr., CIT President and CEO. "Our current important initiatives are to return to the unsecured debt markets and to grow assets prudently."

FINANCIAL HIGHLIGHTS:


FUNDING AND LIQUIDITY PLAN.

     CIT's results for the June quarter were impacted by the first full quarter of higher financing costs resulting in large part from the company's exit from the commercial paper market in February 2002, its use of unsecured bank credit facilities and excess liquidity, and the issuance of $2.5 billion in 5 and 10 year term debt on April 1, 2002.

     Following the initial public offering on July 2, 2002, CIT's long-term debt and commercial paper credit ratings were upgraded by Standard & Poor's to A/A-1 and by Fitch Ratings to A/F1, facilitating the company's return to the commercial paper markets. Moody's rates CIT long-term debt and commercial paper at A-2/P-1. On July 15, 2002 CIT announced its selection of five commercial paper dealers as a first step to re-initiate a commercial paper program, with a maximum program size targeted at $5 billion.


MANAGED ASSETS.

     Managed assets declined to $47.7 billion at the end of this year's quarter from $48.1 billion at March 31, 2002 and $51.1 billion on June 30, 2001. Managed assets continued to decline due to liquidity constraints, soft origination volume reflecting current economic conditions and the continued runoff of the liquidating portfolios.

     On balance sheet finance receivables and leases declined to $27.9 billion at June 30, 2002 from $29.7 billion at March 31, 2002 (including the $3.4 billion of securitized short-term trade accounts receivable on balance sheet), due to continued high securitization volumes in the current quarter, which were executed for liquidity purposes. The liquidating portfolio, which includes trucking, franchise, manufactured housing, recreational vehicle and inventory finance loans, declined to $1.9 billion at June 30, 2002 from $2.2 billion at March 31, 2002.


NET FINANCE AND RISK ADJUSTED MARGINS.

     Net finance margin contracted during the current quarter to 4.11% from 4.98% in the prior quarter, reflecting the full impact of higher funding costs and maintaining excess balance sheet liquidity. This includes higher costs of replacing the commercial paper portfolio with higher cost bank loans and the issuance of $2.5 billion of 5 and 10 year term debt during the quarter.

     Excluding the $260 million of reserving actions, risk adjusted margin was 2.98% for the current quarter compared to 3.87% in the quarter ended March 31, 2002 (also excluding the $95.0 million pre-tax Argentine provision recorded in that period).


CREDIT QUALITY.

     Total 60+ day delinquencies as a percentage of finance receivables declined to $1.030 billion, 3.69% of finance receivables from $1.158 billion, 3.90%, at March 31, 2002. The decrease as measured in dollars from the prior quarter was due to improvements in most portfolios most notably the Equipment Financing and Leasing, Specialty Finance and Commercial Services portfolios. Managed 60+ day delinquencies similarly declined to $1.520 billion (3.74%) at June 30, 2002 from $1.680 billion (4.09%) at March 31, 2002.

     Chargeoffs during the June quarter were $126.0 million, or 1.79% of average finance receivables, compared to $112.4 million, 1.58%, in March, and $156.7 million, 1.91%, in the comparable prior year period. Core chargeoffs, excluding the liquidating portfolios (trucking, franchise, manufactured housing, recreational vehicle and inventory finance loans), were $105.9 million, 1.59% in the June quarter, up from $75.2 million, 1.13%, in the quarter ended March 31, 2002. The increase in core chargeoffs is due to higher losses in the Equipment Financing portfolio, as equipment collateral values remain soft in the current economic environment, and higher losses in the commercial finance portfolio. Core chargeoffs in the prior year quarter, excluding special charges, were $77.2 million (0.94%).

     Non-performing assets ended the quarter at $1.052 billion, 3.77% of finance receivables, up from $988 million, 3.32%, at March 31, 2002, reflecting a $60 million increase in CLEC/telecommunication assets on non-accrual status. The CLEC portfolio totals approximately $291 million at June 30, 2002, of which $100 million was on non-accrual status.

      Total reserves for credit losses increased to $808.9 million, or 2.90% of finance receivables, from $554.9 million (2.11%) at March 31, 2002. Excluding the telecommunication and Argentine reserves, the reserve for credit losses was approximately 1.70% of finance receivables at both June and March 2002, up from 1.50% at June 30, 2001. Reserves relating to Argentina totaled $135 million at June 30, 2002, or approximately 75% of the total corresponding exposure. The $200 million telecommunication reserve relates primarily to the CLEC exposures in the portfolio.


OTHER REVENUE.

     Other revenue totaled $246.1 million for the quarter ended June 30, 2002, compared to $232.1 million for the quarter ended March 31, 2002 and $199.9 million (excluding special charges) in the corresponding prior year quarter. Securitization gains during the current quarter totaled $57.1 million, up $22.4 million from both the March 2002 and June 2001 quarters. These trends reflect the significant increase in securitization volume in both 2002 quarters to meet liquidity needs. Gains were higher in the current quarter due to strong market demand and deal execution. Factoring commissions improved seasonally and equipment sales gains were modest.


SALARIES AND GENERAL OPERATING EXPENSES.

     Salaries and general operating expenses were $230.4 million for the quarter, compared to $226.9 million reported for the March 2002 quarter and down from $265.5 million in the June quarter last year. The increase from last quarter included higher collection costs and certain liquidation expenses, while the reduction from the prior year reflects restructuring initiatives following the Tyco acquisition. The efficiency ratio (salaries and general operating expenses divided by operating margin excluding provision for credit losses) improved to 38.3% as compared to 42.6% in the prior year's quarter, due primarily to higher fee income and lower employee costs. The current quarter efficiency ratio increased over the 33.4% reported for the March quarter, primarily due to the lower margin reflecting constrained growth and higher borrowing costs.

     Headcount declined to approximately 5,935 employees from 6,235 as of March 31, 2002 and 7,255 the prior year. Operating expenses were 2.02% of average managed assets during the quarter, versus 2.09% core expenses reported for the comparable quarter of last year and 1.93% for the March 2002 quarter.


CAPITALIZATION AND LEVERAGE.

     CIT continued to maintain strong capitalization and leverage ratios. The company's ratio of tangible equity to managed assets improved to 9.25% as of June 30, 2002, compared to 8.62% in the prior year quarter and 9.14% as of March 31, 2002. On July 12, 2002, as part of the company's IPO, the underwriters exercised their over-allotment option to purchase an additional 11.6 million shares of CIT stock for approximately $255 million. These proceeds will further strengthen our capitalization ratios.


CONFERENCE CALL AND WEBCAST:

The Company will discuss this quarter's results, as well as on-going strategy, on a conference call today at 11:00 am (EDT). The interested parties may access the conference call live today by dialing (888) 868-9083 for U.S. and Canadian callers; (973) 582-2720 international callers with the passcode 3386650 or at the following website: http://ir.cit.com. A replay of the call will be available beginning three hours after the conclusion of the call through 12:00am (EDT) July 30, 2002, by dialing (888) 203-1122 for U.S. and Canadian callers or (719) 457-0820 for international callers with the passcode 468062 or at the following website: http://ir.cit.com.


FORWARD LOOKING STATEMENTS:

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Periodic Report on Form 8-K dated July 2, 2002 and Annual Report on Form 10-K for the year ended September 30, 2001. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


ABOUT CIT:

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across 30 industries. CIT holds leading positions in vendor financing, U.S. factoring, equipment and transportation financing, Small Business Administration loans, and asset-based and credit-secured lending. CIT, with its principal offices in New York City and Livingston, New Jersey, and has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

                                       ###

                         CIT GROUP INC. AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                              (DOLLARS IN MILLIONS)


                                                               FOR THE                 FOR THE
                                                              COMBINED                 COMBINED
                                                                THREE                    NINE
                                                                MONTHS   FOR THE NINE   MONTHS
                                     FOR THE QUARTERS ENDED     ENDED    MONTHS ENDED   ENDED
                                     ----------------------     -----    ------------   -----
                                      JUNE 30,    MARCH 31,   JUNE 30,    JUNE 30,    JUNE 30,
                                     ----------  ----------  ----------  ----------  ----------
                                        2002        2002        2001        2002        2001
                                     ----------  ----------  ----------  ----------  ----------
                                     (SUCCESSOR) (SUCCESSOR)             (SUCCESSOR)(PREDECESSOR)
FINANCE INCOME ...................   $  1,021.9  $  1,106.7  $  1,339.9  $  3,327.6  $  4,107.9
Interest expense .................        370.2       348.3       558.8     1,091.5     1,836.7
                                     ----------  ----------  ----------  ----------  ----------
Net finance income ...............        651.7       758.4       781.1     2,236.1     2,271.2
Depreciation on operating lease
  equipment ......................        295.7       310.2       351.7       944.4     1,046.5
                                     ----------  ----------  ----------  ----------  ----------
Net finance margin ...............        356.0       448.2       429.4     1,291.7     1,224.7
Provision for credit losses ......        357.7       195.0       166.7       665.6       298.8
                                     ----------  ----------  ----------  ----------  ----------
Net finance margin after provision
  for credit losses ..............         (1.7)      253.2       262.7       626.1       925.9
Other revenue ....................        246.1       232.1       121.8       723.3       550.7
                                     ----------  ----------  ----------  ----------  ----------
OPERATING MARGIN .................        244.4       485.3       384.5     1,349.4     1,476.6
                                     ----------  ----------  ----------  ----------  ----------
Salaries and general operating
  expenses .......................        230.4       226.9       265.5       687.8       788.3
Goodwill impairment ..............      1,999.0     4,512.7      --         6,511.7      --
Goodwill amortization ............       --          --            29.7      --            74.7
Acquisition related costs ........       --          --            54.0      --            54.0
                                     ----------  ----------  ----------  ----------  ----------
OPERATING EXPENSES ...............      2,229.4     4,739.6       349.2     7,199.5       917.0
                                     ----------  ----------  ----------  ----------  ----------
(Loss) income before provision for
  income taxes ...................     (1,985.0)   (4,254.3)       35.3    (5,850.1)      559.6
Provision for income taxes .......         (5.8)      (98.4)      (40.1)     (252.1)     (238.4)
Minority interest in subsidiary
  trust holding solely
  debentures of the Company, after
  tax ............................         (2.7)       (2.7)       (2.8)       (7.7)       (8.6)
                                     ----------  ----------  ----------  ----------  ----------
NET (LOSS) INCOME ................   $ (1,993.5) $ (4,355.4) $     (7.6) $ (6,109.9) $    312.6
                                     ==========  ==========  ==========  ==========  ==========

                         CIT GROUP INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                               JUNE 30,            SEPTEMBER 30,
                                                                 2002                  2001
                                                             ------------          ------------
ASSETS
Financing and leasing assets:
  Finance receivables ....................................   $   27,925.4          $   31,879.4
  Reserve for credit losses ..............................         (808.9)               (492.9)
                                                             ------------          ------------
  Net finance receivables ................................       27,116.5              31,386.5
  Operating lease equipment, net .........................        6,689.7               6,402.8
  Finance receivables held for sale ......................          730.8               2,014.9
Cash and cash equivalents ................................        2,080.6                 808.0
Goodwill, net ............................................          384.4               6,547.5
Other assets .............................................        4,334.7               3,930.4
                                                             ------------          ------------
   TOTAL ASSETS ..........................................   $   41,336.7          $   51,090.1
                                                             ============          ============


LIABILITIES AND SHAREHOLDER'S EQUITY
Debt:
  Commercial paper .......................................   $       34.0          $    8,869.2
  Variable-rate bank credit facilities ...................        8,534.2                --
  Variable-rate senior notes .............................        7,172.7               9,614.6
  Fixed-rate senior notes ................................       16,882.2              17,113.9
  Subordinated fixed-rate notes ..........................         --                     100.0
                                                             ------------          ------------
Total debt ...............................................       32,623.1              35,697.7
Credit balances of factoring clients .....................        1,980.0               2,392.9
Accrued liabilities and payables .........................        1,961.2               2,141.5
                                                             ------------          ------------
  TOTAL LIABILITIES ......................................       36,564.3              40,232.1
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely debentures
  of the Company .........................................          258.1                 260.0
Shareholder's Equity:
  Contributed capital ....................................       10,422.4              10,422.4
  Accumulated (deficit) earnings .........................       (5,857.5)                252.4
  Accumulated other comprehensive loss ...................          (50.6)                (76.8)
                                                             ------------          ------------
  TOTAL SHAREHOLDER'S EQUITY .............................        4,514.3              10,598.0
                                                             ------------          ------------
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY .............   $   41,336.7          $   51,090.1
                                                             ============          ============

                         CIT GROUP INC. AND SUBSIDIARIES
                              (DOLLARS IN MILLIONS)


                                                  AT JUNE 30,   AT MARCH 31, AT SEPTEMBER 30,  AT JUNE 30,
                                                     2002           2002           2001           2001
                                                  -----------   -----------  ----------------  -----------
FINANCING AND LEASING ASSETS BY
-------------------------------
STRATEGIC BUSINESS UNIT
-----------------------
Specialty Finance ...........................     $  10,009.7   $  10,937.4     $  12,791.1    $  12,410.4
Equipment Financing .........................         8,706.8      10,004.3        11,063.7       11,643.1
Capital Finance .............................         5,792.6       5,484.9         5,045.4        5,675.7
Commercial Services .........................         4,536.4         756.1         5,112.2        4,182.3
Business Credit .............................         3,644.1       3,680.6         3,544.9        3,593.7
Structured Finance ..........................         3,018.8       3,035.7         3,171.9        3,007.6
                                                  -----------   -----------     -----------    -----------
 TOTAL FINANCING AND LEASING PORTFOLIO ASSETS        35,708.4      33,899.0        40,729.2       40,512.8

FINANCE RECEIVABLES SECURITIZED AND
 MANAGED BY CIT (BY TYPE)
 Commercial .................................         8,804.1       7,920.0         8,488.0        8,800.5
 Consumer ...................................         3,163.8       2,836.4         1,659.9        1,774.6
 Commercial Services trade receivables ......          --           3,432.4          --             --
                                                  -----------   -----------     -----------    -----------
  TOTAL MANAGED ASSETS ......................     $  47,676.3   $  48,087.8     $  50,877.1    $  51,087.9
                                                  ===========   ===========     ===========    ===========


                                                                          FOR THE       FOR THE      FOR THE
                                                                          COMBINED    NINE MONTHS   COMBINED
                                                                        THREE MONTHS     ENDED        NINE
                                                 FOR THE QUARTERS ENDED    ENDED      MONTHS ENDED MONTHS ENDED
                                                  JUNE 30,    MARCH 31,   JUNE 30,      JUNE 30,    JUNE 30,
                                                    2002        2002        2001          2002        2001
                                                  --------    --------    --------      --------    --------
OTHER REVENUE
-------------
Fees and other income                             $  144.4    $  160.9    $  117.3      $  478.8    $  335.5
Factoring commissions                                 42.0        37.5        35.3         117.8       110.8
Gains on securitizations                              57.1        34.7        34.7         119.8       112.7
Gains on sales of leasing equipment                    4.0         4.3        10.8          11.0        69.2
(Losses)/gains on venture capital investments         (1.4)       (5.3)        1.8          (4.1)        0.6
Special charges(1)                                  --          --           (78.1)       --           (78.1)
                                                  --------    --------    --------      --------    --------
  TOTAL OTHER REVENUE                             $  246.1    $  232.1    $  121.8      $  723.3    $  550.7
                                                  ========    ========    ========      ========    ========

1 Related to write-downs of certain equity investments in the telecommunications industry and e-commerce markets.

                         CIT GROUP INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA


                                                                                           FOR THE
                                                                                           COMBINED      For the         FOR THE
                                                                                         THREE MONTHS      Nine           NINE
                                                                 For the Quarters           ENDED      Months Ended    MONTHS ENDED
SELECTED DATA AND RATIOS                                      June 30,      March 31,      June 30,      June 30,        June 30,
                                                                2002           2002         2001(1)        2002           2001(1)
                                                            -----------    -----------    -----------   -----------    -----------
PROFITABILITY
Net finance margin as a percentage of AEA                           4.11%          4.98%          4.19%         4.75%          3.96%
Net finance margin after provision as a percentage of AEA          (0.02)%         2.81%          2.56%         2.30%          2.99%
Efficiency ratio(5)                                                 38.3%          33.4%          42.6%         34.1%          44.4%
Salaries and general operating expenses
  as a percentage of AMA(4)(5)                                      2.02%          1.93%          2.09%         1.94%          2.03%
Net credit losses as a percentage of average:
  Total finance receivables                                         1.79%          1.58%          1.91%         1.57%          1.14%
  Commercial finance receivables                                    1.78%          1.59%          1.97%         1.56%          1.10%
  Consumer finance receivables                                      1.86%          1.51%          1.47%         1.70%          1.47%
Volume securitized (6) (dollars in millions)                 $   2,738.7    $   2,725.9    $   1,304.5   $   6,688.4    $   3,605.1


                                                        AT JUNE 30, AT MARCH 31,  AT SEPT 30,  AT JUNE 30,
CREDIT QUALITY                                             2002         2002         2001         2001
                                                        ----------   ----------   ----------   ----------
60+ days contractual delinquency as a percentage of
     finance receivables
  Commercial(7)                                            3.42%        3.71%        3.18%        3.29%
  Consumer                                                 7.81%        5.96%        6.12%        5.97%
      Total(7)                                             3.69%        3.90%        3.46%        3.53%
60+ days managed contractual delinquency as
     a percentage of managed financial assets(8)
  Commercial(7)                                            3.65%        4.02%        3.63%        3.64%
  Consumer                                                 4.39%        4.51%        4.32%        4.14%
      Total(7)                                             3.74%        4.09%        3.72%        3.71%
Total non-performing assets as a percentage
  of finance receivables(9)                                3.77%        3.32%        3.04%        2.75%
Reserve for credit losses as a percentage of
  finance receivables                                      2.90%        2.11%        1.55%        1.50%
CAPITAL AND LEVERAGE
Tangible shareholder's equity to managed
  assets (2) (3) (10)                                      9.25%        9.14%        8.48%        8.62%
Debt (net of overnight deposits) to tangible
  shareholder's equity (2)(3)(11)                          7.07x        7.30x        8.20x        8.22x

(1) The data for the combined nine months ended June 30, 2001 is derived from the quarters ended December 31, 2000 and March 31, 2001 plus the combined three months ended June 30, 2001, which reflects CIT data subsequent to the purchase by Tyco on June 1, 2001.
(2) Shareholder's equity excludes the impact of accounting changes for derivative financial instruments and unrealized gains on retained interests.
(3)  Tangible shareholder's equity excludes goodwill.
(4) "AMA" or "Average Managed Assets", represents the sum of average earning assets, which are net of credit balances of factoring clients, and the average of commercial and consumer finance receivables previously securitized and still managed by the Company.
(5)  Excludes amortization of goodwill.
(6)  Excludes trade receivable securitization activity.
(7) March 2002 balances include the past due accounts and securitized receivable balance of the factoring transaction.
(8) Managed financial assets exclude operating leases and certain equity investments.
(9) Total non-performing assets reflect both commercial and consumer finance receivables on non-accrual status and assets received in satisfaction of loans.
(10) Tangible shareholder's equity (excludes the impact of accounting changes for derivative financial instruments and unrealized gains on retained interests) includes Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company ("Preferred Capital Securities").
(11) Total debt excludes, and shareholder's equity includes Preferred Capital Securities.